                                                                     EXHIBIT 4.1


                              HCC INDUSTRIES INC.,
                                   as Issuer


                    THE SUBSIDIARY GUARANTORS NAMED HEREIN,
                            as Subsidiary Guarantors


                                      and


                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee


                              --------------------


                                   INDENTURE


                            Dated as of May 6, 1997


                              --------------------


                                  $90,000,000

                   10 3/4% Senior Subordinated Notes due 2007

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.01.    Definitions.........................................    1
    SECTION 1.02.    Incorporation by Reference of TIA...................   23
    SECTION 1.03.    Rules of Construction...............................   23

                                  ARTICLE TWO

                                   THE NOTES

    SECTION 2.01.    Form and Dating.....................................   24
    SECTION 2.02.    Execution and Authentication; Aggregate
                     Principal Amount....................................   26
    SECTION 2.03.    Registrar and Paying Agent..........................   26
    SECTION 2.04.    Paying Agent To Hold Assets in Trust................   27
    SECTION 2.05.    Noteholder Lists....................................   27
    SECTION 2.06.    Transfer and Exchange...............................   28
    SECTION 2.07.    Replacement Notes...................................   28
    SECTION 2.08.    Outstanding Notes...................................   29
    SECTION 2.09.    Treasury Notes......................................   29
    SECTION 2.10.    Temporary Notes.....................................   29
    SECTION 2.11.    Cancellation........................................   30
    SECTION 2.12.    Defaulted Interest..................................   30
    SECTION 2.13.    CUSIP Number........................................   30
    SECTION 2.14.    Deposit of Moneys...................................   30
    SECTION 2.15.    Restrictive Legends.................................   31
    SECTION 2.16.    Book-Entry Provisions for Global Notes..............   32
    SECTION 2.17.    Special Transfer Provisions.........................   33

                                 ARTICLE THREE

                                   REDEMPTION

    SECTION 3.01.    Notices to Trustee..................................   35
    SECTION 3.02.    Selection of Notes To Be Redeemed...................   36
    SECTION 3.03.    Notice of Redemption................................   36
    SECTION 3.04.    Effect of Notice of Redemption......................   37
    SECTION 3.05.    Deposit of Redemption Price.........................   37
    SECTION 3.06.    Notes Redeemed in Part..............................   38

                                 ARTICLE FOUR

                                   COVENANTS

    SECTION 4.01.    Payment of Notes....................................   38
    SECTION 4.02.    Maintenance of Office or Agency.....................   38
    SECTION 4.03.    Corporate Existence.................................   38
    SECTION 4.04.    Payment of Taxes and Other Claims...................   39
    SECTION 4.05.    Maintenance of Properties and Insurance.............   39
    SECTION 4.06.    Compliance Certificate; Notice of Default...........   39
    SECTION 4.07.    Compliance with Laws................................   40
    SECTION 4.08.    SEC Reports.........................................   40
    SECTION 4.09.    Waiver of Stay, Extension or Usury Laws.............   41
    SECTION 4.10.    Limitation on Restricted Payments...................   41
    SECTION 4.11.    Limitation on Restrictions on Distributions
                     from Restricted Subsidiaries........................   44
    SECTION 4.12.    Limitation on Affiliate Transactions................   45
    SECTION 4.13.    Limitation on Indebtedness..........................   46
    SECTION 4.14.    Limitation on the Sale or Issuance of Capital
                     Stock of Restricted Subsidiaries....................   47
    SECTION 4.15.    Limitation on Other Senior Subordinated Debt........   47
    SECTION 4.16.    Change of Control...................................   47
    SECTION 4.17.    Limitation on Sales of Assets and Subsidiary
                     Stock...............................................   49
    SECTION 4.18.    Limitation on Indebtedness and Preferred Stock
                     of Restricted Subsidiaries..........................   52
    SECTION 4.19.    Limitation on Liens Securing Subordinated
                     Indebtedness........................................   53
    SECTION 4.20.    Future Subsidiary Guarantors........................   54
    SECTION 4.21.    Limitation on Designations of Unrestricted
                     Subsidiaries........................................   54

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

    SECTION 5.01.    Merger, Consolidation and Sale of Assets of
                     the Company.........................................    55
    SECTION 5.02.    Successor Corporation Substituted for the
                     Company.............................................    56
    SECTION 5.03.    Merger, Consolidation and Sale of Assets of
                     Any Subsidiary Guarantor............................    56
    SECTION 5.04.    Successor Corporation Substituted for
                     Subsidiary Guarantor................................    57

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

    SECTION 6.01.    Events of Default...................................   57

    SECTION 6.02.    Acceleration........................................   59
    SECTION 6.03.    Other Remedies......................................   59
    SECTION 6.04.    Waiver of Past Defaults.............................   59
    SECTION 6.05.    Control by Majority.................................   60
    SECTION 6.06.    Limitation on Suits.................................   60
    SECTION 6.07.    Rights of Holders To Receive Payment................   60
    SECTION 6.08.    Collection Suit by Trustee..........................   60
    SECTION 6.09.    Trustee May File Proofs of Claim....................   61
    SECTION 6.10.    Priorities..........................................   61
    SECTION 6.11.    Undertaking for Costs...............................   62

                                 ARTICLE SEVEN

                                    TRUSTEE

    SECTION 7.01.    Duties of Trustee...................................   62
    SECTION 7.02.    Rights of Trustee...................................   63
    SECTION 7.03.    Individual Rights of Trustee........................   64
    SECTION 7.04.    Trustee's Disclaimer................................   65
    SECTION 7.05.    Notice of Default...................................   65
    SECTION 7.06.    Reports by Trustee to Holders.......................   65
    SECTION 7.07.    Compensation and Indemnity..........................   65
    SECTION 7.08.    Replacement of Trustee..............................   66
    SECTION 7.09.    Successor Trustee by Merger, Etc....................   67
    SECTION 7.10.    Eligibility; Disqualification.......................   68
    SECTION 7.11.    Preferential Collection of Claims Against
                     Company.............................................   68

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

    SECTION 8.01.    Discharge of Liability on Notes; Defeasance.........   69
    SECTION 8.02.    Conditions to Defeasance............................   70
    SECTION 8.03.    Application of Trust Money..........................   71
    SECTION 8.04.    Repayment to Company................................   71
    SECTION 8.05.    Indemnity for Government Obligations................   71
    SECTION 8.06.    Reinstatement.......................................   72

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.01.    Without Consent of Holders..........................   72
    SECTION 9.02.    With Consent of Holders.............................   73
    SECTION 9.03.    Effect on Senior Indebtedness.......................   74
    SECTION 9.04.    Compliance with TIA.................................   74

    SECTION 9.05.    Revocation and Effect of Consents...................   74
    SECTION 9.06.    Notation on or Exchange of Notes....................   75
    SECTION 9.07.    Trustee To Sign Amendments, Etc.....................   75
    SECTION 9.08.    Payment for Consent.................................   75

                                  ARTICLE TEN

                                 SUBORDINATION

    SECTION 10.01.   Notes Subordinated to Senior Indebtedness...........   76
    SECTION 10.02.   No Payment on Notes in Certain Circumstances........   76
    SECTION 10.03.   Payment Over of Proceeds upon Dissolution,
                     Etc. ...............................................   78
    SECTION 10.04.   Payments May Be Paid Prior to Dissolution...........   79
    SECTION 10.05.   Subrogation.........................................   80
    SECTION 10.06.   Obligations of the Company Unconditional............   80
    SECTION 10.07.   Notice to Trustee...................................   80
    SECTION 10.08.   Reliance on Judicial Order or Certificate of
                     Liquidating Agent...................................   81
    SECTION 10.09.   Trustee's Relation to Senior Indebtedness...........   81
    SECTION 10.10.   Subordination Rights Not Impaired by Acts or
                     Omissions of the Company or Holders of Senior
                     Indebtedness........................................   82
    SECTION 10.11.   Noteholders Authorize Trustee To Effectuate
                     Subordination of Notes..............................   82
    SECTION 10.12.   This Article Ten Not To Prevent Events of
                     Default.............................................   83
    SECTION 10.13.   Trustee's Compensation Not Prejudiced...............   83
    SECTION 10.14.   Acceleration of Payment of Notes....................   83

                                 ARTICLE ELEVEN

                                   GUARANTEES

    SECTION 11.01.    Unconditional Guarantee............................   83
    SECTION 11.02.    Subordination of Subsidiary Guarantee..............   85
    SECTION 11.03.    Severability.......................................   85
    SECTION 11.04.    Release of Subsidiary Guarantor from the
                      Subsidiary Guarantee...............................   85
    SECTION 11.06.    Waiver of Subrogation..............................   87
    SECTION 11.07.    Execution of Subsidiary Guarantee..................   87
    SECTION 11.08.    Waiver of Stay, Extension or Usury Laws............   88
    SECTION 11.09.    Effectiveness of Subsidiary Guarantee..............   88

                                ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

    SECTION 12.01.   Subsidiary Guarantee Obligations Subordinated
                     to Senior Indebtedness of Subsidiary
                     Guarantors..........................................   88
    SECTION 12.02.   No Payment on Notes in Certain Circumstances........   89
    SECTION 12.03.   Payment Over of Proceeds upon Dissolution,
                     Etc. ...............................................   91
    SECTION 12.04.   Payments May Be Paid Prior to Dissolution...........   92
    SECTION 12.05.   Subrogation.........................................   92
    SECTION 12.06.   Obligations of Subsidiary Guarantor
                     Unconditional.......................................   93
    SECTION 12.07.   Notice to Trustee...................................   93
    SECTION 12.08.   Reliance on Judicial Order or Certificate of
                     Liquidating Agent...................................   94
    SECTION 12.09.   Trustee's Relation to Subsidiary Guarantor's
                     Senior Indebtedness.................................   94
    SECTION 12.10.   Subordination Rights Not Impaired by Acts or
                     Omissions of Subsidiary Guarantors or Holders
                     of Subsidiary Guarantors' Senior Indebtedness.......   95
    SECTION 12.11.   Noteholders Authorize Trustee To Effectuate
                     Subordination of Notes..............................   95
    SECTION 12.12.   This Article Twelve Not To Prevent Events of
                     Default.............................................   96

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

    SECTION 13.01.   TIA Controls........................................   96
    SECTION 13.02.   Notices.............................................   96
    SECTION 13.03.   Communications by Holders with Other Holders........   98
    SECTION 13.04.   Certificate and Opinion as to Conditions Precedent..   98
    SECTION 13.05.   Statements Required in Certificate or Opinion.......   98
    SECTION 13.06.   Rules by Trustee, Paying Agent, Registrar...........   99
    SECTION 13.07.   Legal Holidays......................................   99
    SECTION 13.08.   Governing Law.......................................   99
    SECTION 13.09.   No Adverse Interpretation of Other Agreements.......   99
    SECTION 13.10.   No Recourse Against Others..........................   99
    SECTION 13.11.   Successors..........................................  100
    SECTION 13.12.   Duplicate Originals.................................  100
    SECTION 13.13.   Severability........................................  100

    Signatures       ....................................................  104

Exhibit A - Form of Initial Note and Guarantor...........................  A-1
Exhibit B - Form of Exchange Note and Guarantor..........................  B-1
Exhibit C - Form of Certificate To Be Delivered in

            Connection with Transfers to Non-QIB
            Accredited Investors.......................................    C-1
Exhibit D - Form of Certificate To Be Delivered in Connection with
            Transfers Pursuant to Regulation S.........................    D-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE, dated as of May 6, 1997, among HCC INDUSTRIES INC., a Delaware corporation (the "Company"), HERMETIC SEAL CORPORATION, a Delaware corporation, GLASSEAL PRODUCTS, INC., a New Jersey corporation, SEALTRON INC., a Delaware corporation, SEALTRON ACQUISITION CORP., a Delaware corporation, and HCC INDUSTRIES INTERNATIONAL, a California corporation (the "Subsidiary Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 10 3/4% Senior Subordinated Notes due 2007 (the "Initial Notes") and, if and when issued pursuant to a registered exchange for the Initial Notes, 10 3/4% Senior Subordinated Exchange Notes due 2007 (the "Exchange Notes," and together with the Initial Notes, the "Notes") and, to provide therefor, the Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture. The Subsidiary Guarantors have agreed to guarantee the Notes on a senior subordinated basis.

     All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done. All things necessary to make the Subsidiary Guarantee (as defined herein) when duly issued and executed by each Subsidiary Guarantor and endorsed on the Notes, and authenticated and delivered hereunder, the valid obligations of the Subsidiary Guarantors have been done.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


          SECTION 1.01.  Definitions.
                         -----------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries (i) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person and in each case not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "Adjusted Maximum Amount" has the meaning provided in Section 11.05.
           -----------------------

          "Affiliate" of any specified Person means (i) any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described in Sections 4.10 and 4.12 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Agent Members" has the meaning provided in Section 2.16.
           -------------

          "Aggregate Payments" has the meaning provided in Section 11.05.
           ------------------

          "Asset Disposition" means any sale, lease, transfer or other
           -----------------
disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation in excess of $250,000 (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (w) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (x) for purposes of the covenant described under Section 4.17 only, a disposition that constitutes a Restricted Payment permitted by the covenant described under Section 4.10 or a disposition specifically excepted from the definition of Restricted Payment, (y) settlement, surrender, waiver or release of contract rights or contract, tort or other claims and (z) grant of licenses of intellectual property including patent, trademark and know-how.)

          "Authenticating Agent" has the meaning provided in Section 2.02.
           --------------------

          "Average Life" means, as of the date of determination, with respect to
           ------------
any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Indebtedness" means all Obligations pursuant to the Revolving
           -----------------
Credit Facility and reimbursement of letters of credit issued pursuant to the Revolving Credit Facility.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any committee thereof duly authorized to act on behalf of such Board.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each day which is not a Legal Holiday.
           ------------

          "Capital Lease Obligations" of a Person means any obligation which is
           -------------------------
required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

          "Cash Equivalents" means (i) marketable direct obligations issued by,
           ----------------
or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) for the purposes of Section 4.17, the following are deemed to be cash or Cash Equivalents: (x) the express assumption of Indebtedness of the Company or any Restricted Subsidiary and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days of closing the transaction.

          "Change of Control" means the occurrence of any of the following
           -----------------
events:

          (i) prior to the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

          (ii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

          (iii) (A) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or (B) the Company conveys, transfers or leases all or substantially all its assets (computed on a consolidated basis) to any person or group, in one transaction or a series of transaction other than any conveyance, transfer or lease between the Company and a Wholly Owned Subsidiary of the Company, in each case in one transaction or a series of related transactions with the effect that either (x) immediately after such transaction any person or entity or group (as so defined) of persons or entities (other than a Permitted Holder) shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (y) the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of the Company ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right vote in the election of directors; or

          (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 60% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Consolidated EBITDA Coverage Ratio" as of any date of determination
           ----------------------------------
means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be (including Capital Stock of a Subsidiary) reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and
(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the lesser of (computed on a daily basis) (1) the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination and (2) the total available commitment under such revolving credit facility as of the date of determination (if such commitment has been permanently reduced).

          "Consolidated Interest Expense" means, for any period, the total
           -----------------------------
interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

(vi) net costs under Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest Incurred in connection with investments in discontinued operations, (ix) interest actually paid by the Company or any of its consolidated subsidiaries under any Guarantee of Indebtedness or other obligation of any other Person and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income of the
           -----------------------
Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income

          (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, but only to the extent of the Company's net Investment in such Person ;

          (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (v) non-cash charges relating to the any compensation plan, including, but not limited to stock option and stock appreciation rights plan; provided, that actual cash amounts paid in connection with any such plan which have been previously excluded under this clause (v) shall be included in determination of Consolidated Net Income when such amount are paid;

          (vi) non-cash charges related to the Recapitalization and all charges related to the issuance of the Notes or the use of proceeds thereof; and

          (vii)  the cumulative effect of a change in accounting principles.

          "Consolidated Net Worth" of any Person means the total of the amounts
           ----------------------
shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person for which financial statements of such Person are available, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Covenant Defeasance" has the meaning provided in Section 8.02.
           -------------------

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Default Notice" has the meaning provided in Section 10.02.
           --------------

          "Deferred Amount" means the $6 million deposited pursuant to that
           ---------------
certain Deferred Purchase Price and Security Agreement dated as of February 14, 1997 among the Company and the Buyers, Sellers and the Escrow Agent (each as defined therein).

          "Depository" means The Depository Trust Company, its nominees and
           ----------
their respective successors.

          "Designated Senior Indebtedness" of a Person means (i) the Bank
           ------------------------------
Indebtedness and (ii) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Sections 4.17 and 4.16.

          "EBITDA" for any period means the Consolidated Net Income for such
           ------
period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period). Notwithstanding clause (v) above, there shall be deducted from EBITDA in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to EBITDA pursuant to clause (v) in such prior period. For the purpose of the calculation of EBITDA, net cash payments by the Company that are reimbursed from the Deferred Amount shall be excluded from the calculation.

          "Event of Default" has the meaning provided in Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Notes" has the meaning provided in the preamble to this
           --------------
Indenture.

          "Exchange Offer" means the registration by the Company under the
           --------------
Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Fair Share" has the meaning provided in Section 11.05.
           ----------

          "Fair Share Shortfall" has the meaning provided in Section 11.05.
           --------------------

          "Foreign Subsidiary" means a Restricted Subsidiary whose assets are
           ------------------
located, or whose operations are conducted primarily outside of the United States or the majority of whose sales are to Persons outside the United States.

          "Fraudulent Transfer Laws" has the meaning provided in Section 11.05.
           ------------------------

          "Funding Subsidiary Guarantor" has the meaning provided in Section
           ----------------------------
11.05.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "Global Notes" has the meaning provided in Section 2.01.
           ------------

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantee Obligations" has the meaning provided in Section 12.01.
           ---------------------

          "Hedging Obligations" of any Person means the obligations of such
           -------------------
Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

          "Holder" or "Noteholder" means the Person in whose name a Note is
           ------      ----------
registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become
           -----
liable for Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such

Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" of any Person means, without duplication,
           ------------

          (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii)   all Capital Lease Obligations of such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);

          (vi)   all Hedging Obligations;

          (vii)  all obligations of the type referred to in clauses (i) through
     (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

          (viii)  all obligations of the type referred to in clauses (i) through
     (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the amount of liability required by GAAP to be accrued or reflected on the most recently published balance sheet of such Person.

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Initial Notes" has the meaning provided in the preamble to this
           -------------
Indenture.

          "Initial Purchasers" means Credit Suisse First Boston Corporation and
           ------------------
Furman Selz LLC.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of
           ---------------------
interest on the Notes.

          "Interest Rate Protection Agreement" means any interest rate swap
           ----------------------------------
agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan
           ----------
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under Section 4.10, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "issue" means issue, assume, Guarantee, Incur or otherwise become
           -----
liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

          "Issue Date" means the date of original issuance of the Notes.
           ----------

          "Legal Defeasance" has the meaning provided in Section 8.02.
           ----------------

          "Legal Holiday" has the meaning provided in Section 13.07.
           -------------

          "Lien" means any mortgage, pledge, security interest, conditional sale
           ----
or other title retention agreement or other similar lien.

          "Maturity Date" means May 15, 2007.
           -------------

          "Net Available Cash" from an Asset Disposition means cash payments
           ------------------
received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset

Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital
           -----------------
Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined
           ---------------
in Regulation S.

          "Notes" means the Initial Notes and the Exchange Notes treated as a
           -----
single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means with respect to any Indebtedness all obligations
           -----------
for principal, premium, interest (including, without limitation, interest after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding against the Company or any of its Subsidiaries, whether or not allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

          "Offer" has the meaning provided in Section 4.17.
           -----

          "Offer Amount" has the meaning provided in Section 4.17.
           ------------

          "Offer Period" has the meaning provided in Section 4.17.
           ------------

          "Offering Memorandum" means the Offering Memorandum dated May 1, 1997,
           -------------------
pursuant to which the Initial Notes were offered, and any supplement thereto.

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, as they relate to the making of an Officers' Certificate.

          "Opinion of Counsel" means a written opinion from legal counsel, who
           ------------------
may be counsel for the Company, and who is reasonably acceptable to the Trustee and not rendered by any employee of the Company or any of its Affiliates or Subsidiaries complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

          "Paying Agent" has the meaning provided in Section 2.03.
           ------------

          "Payment Blockage Period" has the meanings provided in Sections 10.02
           -----------------------
and 12.02.

          "Permitted Holders" means Andrew Goldfarb, Windward Capital
           -----------------
Associates, L.P., Windward/Park HCC, L.L.C., Windward/Merchant, L.P., Windward/Merban, L.P. or any of their respective members or partners or any Affiliate of any of the foregoing.

          "Permitted Investment" means an Investment by the Company or any
           --------------------
Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under
Section 4.17.

          "Permitted Liens" means, with respect to any Person, (a) pledges or
           ---------------
deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of the Company; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(e) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing an Interest Rate Protection Agreement so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement; and (g) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (h) judgement Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (i) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness relation to assets or property acquired or constructed in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of the Company or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto; (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor expository institution; provided that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (y) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and (k) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business.

          "Person" means any individual, corporation, limited liability company,
           ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any corporation,
           ---------------
means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of any Indebtedness (including the Notes) means the
           ---------
principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Notes in the form set forth in Section 2.15.

          "pro forma" means, with respect to any calculation made or required to
           ---------
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

          "Public Equity Offering" means an underwritten primary or combined
           ----------------------
primary and secondary public offering of common stock of the Company pursuant to an effective registration abatement under the Securities Act.

          "Public Market" means any time after (x) a Public Equity Offering has
           -------------
been consummated and (y) at least 20% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "Purchase Date" has the meaning provided in Section 4.17.
           -------------

          "Purchase Money Indebtedness" means any Indebtedness of a Person to
           ---------------------------
any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors, is directly related to the business of the Company or any Subsidiary and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

          "QIB" means qualified institutional buyer within the meaning of Rule
           ---
144A of the Securities Act.

          "Record Date" means each Record Date specified in the Notes, whether
           -----------
or not a Legal Holiday.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price," when used with respect to any Note to be redeemed,
           ----------------
means the price fixed for such redemption pursuant to this Indenture and the Notes.

          "Reference Date" has the meaning provided in Section 4.10.
           --------------

          "Refinance" means, in respect of any Indebtedness, to refinance,
           ---------
extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any
           ------------------------
Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of
(x) the Stated Maturity of the Indebtedness being Refinanced and (y) the Stated Maturity of the Notes, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less that the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid accrued interest and any premium and defeasance costs) under the Indebtedness being Refinanced plus actual fees and expenses Incurred in connection with the Refinancing; provided, further, however, that (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary that Refinances Indebtedness of the Company or (2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary and (y) if the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          Registrar" has the meaning provided in Section 2.03.
          ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated May 6, 1997 among the Company, the Subsidiary Guarantors and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Note" has the meaning provided in Section 2.01.
           ------------------------

          "Regulation S Global Note Certificate" has the meaning provided in
           ------------------------------------
Section 2.01.

          "Related Business" means any business related, ancillary or
           ----------------
complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Replacement Assets" has the meaning provided in Section 4.17.
           ------------------

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Restricted Payment" has the meaning provided in Section 4.10.
           ------------------

          "Restricted Security" has the meaning assigned to such term in Rule
           -------------------
144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that is
           ---------------------
not an Unrestricted Subsidiary.

          "Revolving Credit Facility" means the credit agreement dated as of
           -------------------------
February 14, 1997 by and among the Company, certain financial institutions and Fleet Capital Corporation, as agent, as amended as at the Issue Date, providing for an aggregate $20 million revolving credit facility, including any related notes, guarantees (including, without limitation, by all Subsidiary Guarantors), collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Revolving Credit Facility" shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Revolving Credit Facility, agreements in respect of Hedging Obligations with lenders party to the Revolving Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Revolving Credit Facility and all refundings, refinancings (in whole or in part) and replacements of any Revolving Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "SEC" means the Securities and Exchange Commission.
           ---

          "Secured Indebtedness" means any Indebtedness of a Person secured by a
           --------------------
Lien.

          "Securities Act" means, the Securities Act of 1933, as amended, or any
           --------------
successor statute or statutes thereto.

          "Senior Indebtedness" means with respect to any Person (x) Bank
           -------------------
Indebtedness and (y) all Obligations under any other Indebtedness other than (1) any obligation of such Person to any subsidiary of such Person, (2) any liability of such Person for federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of such Person which is, expressly by its terms, subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Person, (5) that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of this Indenture or
(6) Indebtedness of such Person represented by Disqualified Capital Stock.

          "Senior Subordinated Indebtedness" means the Notes and any other
           --------------------------------
Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company.

          "Significant Subsidiary" means any Restricted Subsidiary that would be
           ----------------------
a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the final date
           ---------------
specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company or any
           -----------------------
Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the relevant Restricted Subsidiary, as applicable, pursuant to a written agreement to that effect.

          "Subsidiary" means any corporation, association, partnership, limited
           ----------
liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company,
(ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

          "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of
           --------------------
the Company's obligations with respect to the Notes.

          "Subsidiary Guarantor" means each of the Restricted Subsidiaries that
           --------------------
execute a Guarantee pursuant to Section 4.20, each until a successor replaces it pursuant to this Indenture and thereafter means such successor. A Restricted Subsidiary whose Guarantee has terminated pursuant to Section 4.20 ceases to be a Guarantor effective as of such termination.

          "Tangible Property" means all land, buildings, machinery and equipment
           -----------------
and leasehold interests and improvements which would be reflected on a balance sheet of the

Company prepared in accordance with generally accepted accounting principles, excluding (i) all such tangible property located outside the United States of America, (ii) all rights, contracts and other intangible assets of any nature whatsoever and (iii) all inventories and other current assets.

          "Temporary Cash Investments" means any of the following:
           --------------------------

          (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof.

          (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor.

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above.

          (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and

          (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard and Poor's Ratings Group or "A" by Moody's Investors Service, Inc .

          "Temporary Regulation S Global Note" has the meaning provided in
           ----------------------------------
Section 2.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb) as in effect on the date of this Indenture.

          "Tranche A Term Loan" means the $30 million, five year Tranche A Term
           -------------------
Loan dated as of February 14, 1997 among the Company and the banks set forth therein.

          "Tranche B Term Loan" means the $30 million, six and one-half year
           -------------------
Tranche B Term Loan dated February 14, 1997 among the Company and the banks set forth therein.

          "Trust Officer" means any officer of the Trustee assigned by the
           -------------
Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that
           -----------------------
at the time of determination shall be or shall have been designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated and subject to the Section 4.21; provided, however, that the Subsidiary so designated and each of its Subsidiaries has not at the time of such designation or thereafter Incurred any Indebtedness pursuant to which the Lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under Section 4.13 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Global Note" has the meaning provided in Section 2.01.
           ----------------

          "U.S. Global Note Certificate" has the meaning provided in Section
           ----------------------------
2.01.

          "U.S. Government Obligations" means direct obligations (or
           ---------------------------
certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" of a corporation means all classes of Capital Stock of
           ------------
such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the
           -----------------------
Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such Shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

          "Windward" means Windward Capital Associates, L.P.
           --------

          SECTION 1.02.  Incorporation by Reference of TIA.
                         ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.
                         ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          (6) reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                  ARTICLE TWO

                                   THE NOTES


          SECTION 2.01.  Form and Dating.
                         ---------------

          (a) The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 1, 1997 between the Company and the Initial Purchasers named therein.

          (b) The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (c) The Notes sold within the United States to QIBs in reliance on Rule 144A under the Securities Act will be issued in the form of a single global note in fully registered form without interest coupons (the "U.S. Global Note"). The U.S. Global Note will be deposited on behalf of the subscribers therefor with the Trustee as custodian for the Depository and will be registered in the name of the Depository or its nominee.

          The Notes sold outside the United States in reliance on Regulation S under the Securities Act will be represented initially by a single temporary global note (the "Temporary Regulation S Global Note") in fully registered form without interest coupons registered in the name of the Depository or its nominee and deposited on behalf of the subscribers therefor with the Trustee, as custodian. Beneficial interests in the Temporary Regulation S Global Note may be held only through the Euroclear System ("Euroclear") or Cedel Bank, Societe Anonyme ("Cedel") unless delivery is made through the U.S. Global Note in accordance with the certification requirements set forth in this Article Two.

          After the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act) (the "40-day restricted period"), the Temporary Regulation S Global Note will be exchanged for a single permanent global note in registered form (the "Regulation S Global Note") upon delivery to the Depository of certification of compliance with the transfer restrictions applicable to the Notes and with Regulation S under the Securities Act. The U.S. Global Note, the Temporary Regulation S Global Note and the Regulation S Global Note are collectively referred to as the "Global Notes."

          The Regulation S Global Note will be deposited with the Trustee, as custodian and will be registered in the name of a nominee of the Depository. Beneficial interests in the Regulation S Global Note may be held through organizations other than Cedel and Euroclear that are participants in the Depository. Cedel and Euroclear will hold beneficial interests in the Regulation S Global Note on behalf of their participants through their respective depositaries, which in turn will hold such beneficial interests in the Regulation S Global Note in participants' securities accounts in the depositaries' names on the books of the Depository.

          During the 40-day restricted period, a beneficial interest in the Temporary Regulation S Global Note may be transferred to a person who takes delivery in the form of a beneficial interest in the U.S. Global Note only upon receipt by the Registrar of a written certification from the transferor to the effect that such transfer is being made to a Person whom the transferor reasonably believes to be a QIB in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction (a "U.S. Global Note Certificate"). After the 40-day restricted period, unless the Temporary Regulation S Global Note has not been exchanged for the Regulation S Global Note, such certification requirement will no longer apply to such transfers. Beneficial interests in the U.S. Global Note may be transferred to a Person who takes delivery in the form of an interest in the Temporary Regulation S Global Note or Regulation S Global Note, as the case may be, whether before, during or after the 40-day restricted period, only upon receipt by the Registrar of written certification from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144A (a "Regulation S Global Note Certificate"). Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains an interest.

          The Registrar may rely on the information set forth in a U.S. Global Note Certificate, a Regulation S Global Note Certificate and other certificates and opinions received pursuant to this Article Two and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in a Global Note absent actual knowledge of such transfer.

          Except in the limited circumstances described herein, owners of beneficial interests in the Global Notes will not be entitled or required to receive physical delivery of individual definitive Notes. The Notes are not issuable in bearer form.

          SECTION 2.02.  Execution and Authentication; Aggregate Principal
                         -------------------------------------------------
Amount.
------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

          If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $90,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as a Global Note. The aggregate principal amount of Notes outstanding at any time may not exceed $90,000,000, except as provided in Section 2.07. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as Custodian for the Depository, as hereinafter provided.

          The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.03.  Registrar and Paying Agent.
                         --------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

          SECTION 2.04.  Paying Agent To Hold Assets in Trust.
                         ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may, and upon direction of a majority of the Holders shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.05.  Noteholder Lists.
                         ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA (S) 312(a).

          SECTION 2.06.  Transfer and Exchange.
                         ---------------------

          Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.16, 4.17 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of a Global Note, shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

          SECTION 2.07.  Replacement Notes.
                         -----------------

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's reasonable requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Company.

          SECTION 2.08.  Outstanding Notes.
                         -----------------

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.
Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09.  Treasury Notes.
                         --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

          SECTION 2.10.  Temporary Notes.
                         ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

          SECTION 2.11.  Cancellation.
                         ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          SECTION 2.12.  Defaulted Interest.
                         ------------------

          If the Company defaults in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          SECTION 2.13.  CUSIP Number.
                         ------------

          The Company in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

          SECTION 2.14.  Deposit of Moneys.
                         -----------------

          Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

          SECTION 2.15.  Restrictive Legends.
                         -------------------

          Each Global Note and Note in definitive form that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until May 6, 1999, unless otherwise agreed by the Company and the Holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON"

HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, DATED MAY 6, 1997, EXECUTED AND DELIVERED BY THE COMPANY AND THE GUARANTORS FOR THE BENEFIT OF HOLDERS FROM TIME TO TIME OF SECURITIES. COPIES OF SUCH REGISTRATION RIGHTS AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE.

          Each Global Note shall also bear the following legend on the face thereof:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THIS INDENTURE.

          SECTION 2.16.  Book-Entry Provisions for Global Notes.
                         --------------------------------------

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Notes in definitive form in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Notes in definitive form shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Notes in definitive form.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Notes in definitive form are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall, upon written direction from the Company, authenticate and deliver, one or more Notes in definitive form of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Notes in definitive form of authorized denominations.

          (e) Any Note in definitive form constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Notes in definitive form set forth in Section 2.15.

          (f) The Holder of the Global Notes may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.17.  Special Transfer Provisions.
                         ---------------------------

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-
              ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after May 6, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and such other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Notes in definitive form) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Notes in definitive form of like tenor and amount.

          (b) Transfers to QIBs.  The following provisions shall apply with
              -----------------
respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Notes in definitive form which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Notes in definitive form to be transferred, and the Trustee shall cancel the Notes in definitive form so transferred.

          (c)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.17 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                 ARTICLE THREE

                                   REDEMPTION


          SECTION 3.01.  Notices to Trustee.
                         ------------------

          If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers'

Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

          SECTION 3.02.  Selection of Notes To Be Redeemed.
                         ---------------------------------

          If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 3.03.  Notice of Redemption.
                         --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          SECTION 3.04.  Effect of Notice of Redemption.
                         ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price and the amount of accrued interest payable thereon, provided that if a Note is redeemed on or after a Record Date for an interest payment but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption Price.
                         ---------------------------

          On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.06.  Notes Redeemed in Part.
                         ----------------------

          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                   COVENANTS


          SECTION 4.01.  Payment of Notes.
                         ----------------

          The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 4.02.  Maintenance of Office or Agency.
                         -------------------------------

          The Company shall maintain the office or agency required under Section
2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

          SECTION 4.03.  Corporate Existence.
                         -------------------

          Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any right or franchise if the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

          SECTION 4.04.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.05.  Maintenance of Properties and Insurance.
                         ---------------------------------------

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and is not disadvantageous in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

          SECTION 4.06.  Compliance Certificate; Notice of Default.
                         -----------------------------------------

          (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, based on such review, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

          SECTION 4.07.  Compliance with Laws.
                         --------------------

          The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

          SECTION 4.08.  SEC Reports.
                         -----------

          (a) So long as the Notes are outstanding, the Company (at its own expense) shall file with the SEC and shall provide to the Trustee and the Holders within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act); provided that prior to the consummation of the Exchange Offer and the issuance of the Exchange Notes, the Company (at its own expense) will mail to the

Trustee and Holders substantially the same information that would have been required by such Sections within 15 days of when any such document would otherwise have been required to be filed with the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of the TIA (S) 314(a).

          (b) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

          SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10.  Limitation on Restricted Payments.
                         ---------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock in their capacities as such (except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock and except dividends or distributions payable to the Company or a Restricted Subsidiary and, if a Restricted Subsidiary is not wholly owned, to all stockholders on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company;
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition and other than any required or mandatory payments, purchases or acquisitions triggered by events which would trigger the prepayments of the Notes described under Sections 4.16 and 4.17 provided that such required or mandatory payments, purchases or acquisitions (x) are otherwise in accordance with the terms of this Indenture,
(y) are made in accordance with the subordination provisions governing such Subordinated Obligations and (z) an offer is made to prepay the Notes in accordance with the terms of this

Indenture, and if such offer is accepted, payments shall be made with respect to the Notes being repurchased prior to any payment with respect to such Subordinated Obligations); or (iv) make any Investment in any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company would not be permitted to issue an additional $1.00 of Indebtedness pursuant to clause (a) under Section 4.13 after giving pro forma effect to such Restricted Payment; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the date on which the Notes were originally issued would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes were originally issued to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the date on which the Notes were originally issued (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees); (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan subsequent to the date on which the Notes were originally issued; provided, however, that if such employee stock ownership plan issues any Indebtedness, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Indebtedness issued by it to finance the purchase of such Capital Stock; (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date on which the Notes were originally issued of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (E) an amount equal to the sum of
(i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest, repayments of loans or advances or Indebtedness or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (provided such Unrestricted Subsidiary is otherwise eligible to become a Restricted Subsidiary); provided, however, that the foregoing sum in clause (E) shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

          (b) The provisions of Section (a) shall not prohibit: (1) any payments made to repay the Company's $30 million, five year Tranche A Term Loan, the Company's $30 million, six and one-half year Tranche B Term Loan, to redeem the Company's 12% subordinated notes due 2004 and the contingent anti-dilution warrants to purchase 1,461 shares of the Company's Common Stock, each dated as of February 14, 1997 and 8,614 shares of the Company's Common Stock issued to certain shareholders of the Company on February 14, 1997; (2) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clauses (3)(B) or (3)(C) of Section (a);
(3) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be issued pursuant to the provisions of Section 4.13 below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (4) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.17 below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (6) the repurchase of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed the sum of $1.0 million (unless, with respect to a deceased Person, to the extent such repurchases are funded out of the proceeds of such Person's life insurance policy of which the Company or a Restricted Subsidiary is a beneficiary) and the Net Cash Proceeds from the sale of Capital Stock to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(C) of paragraph (a) above); provided further, however, that (A) such repurchases shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(C) of paragraph (a) above; and (7) dividend, distribution or other payment on or with respect to Capital Stock to the extent payable in shares of Capital Stock of such Person (other than Disqualified Stock).

          SECTION 4.11.  Limitation on Restrictions on Distributions from
                         ------------------------------------------------
                         Restricted Subsidiaries.
                         -----------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including under the Revolving Credit Facility; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Preferred Stock issued by such Restricted Subsidiary or predecessor thereto on or prior to the date on which such Restricted Subsidiary or predecessor thereto (or assets thereof) was acquired by the Company (other than Indebtedness or Preferred Stock issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary (or predecessor (or assets thereof)) became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clause (1) or (2) or contained in any amendment to an agreement referred to in clause (1) or (2); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such refinancing agreement or amendment, taken as a whole, are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements as determined in good faith by the Board of Directors of the Company; (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or capital leases to the extent such provisions restrict the transfer of the lease; and (5) in the case of clause (iii) above, restrictions contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (6) encumbrances or restrictions imposed by operation of applicable law; (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (8) encumbrances or restrictions imposed upon the transfer, assignment or licensing or sublicensing of intellectual property including, copyrighted and patent material; and (9) encumbrances or restrictions imposed pursuant to Purchase Money Indebtedness and Capital Lease Obligations Incurred pursuant to the terms of this Indenture for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with past practice, nor (b) Liens permitted under this Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

          SECTION 4.12.  Limitation on Affiliate Transactions.
                         ------------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with an Affiliate of any such owner (other than a Restricted Subsidiary of the Company or any employee stock ownership plan for the benefit of the Company's or a Restricted Subsidiary's employees) unless the terms of such business, transaction or series of transactions are (i) set forth in writing, (ii) as favorable to the Company or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms-length dealings with an unrelated third Person and
(iii) the disinterested members, if any, of the Board of Directors have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (ii) above; provided, however, that if such transaction involves an amount in excess of $2.5 million, the Company shall also obtain from a nationally recognized expert with experience in appraising the terms and conditions of the type of business or transactions an opinion that such transaction is fair from a financial point of view to the Company or its Restricted Subsidiary, as the case may be.

          (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Restricted Payment permitted to be made pursuant to Section 4.10, or any payment or transaction specifically excepted from the definition of Restricted Payment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the board of directors of the relevant Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by the Board of Directors or the board of directors of the relevant Restricted Subsidiary, (iv) loans or advances to officers, directors or employees in the ordinary course of business, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) indemnification or insurance provided to officers or directors of the Company or any Subsidiary approved in good faith by the Board of Directors; (viii) payment of compensation and benefits to directors, officers and employees of the Company and its Subsidiaries approved in good faith by the Board of Directors; (ix) sales of Capital Stock of the Company to Affiliates; (x) fees or expense reimbursements paid to Windward and its Affiliates in accordance with the provisions of that certain Financial Services Advisory Agreement between the Company and Windward or that certain Fee Letter between the Company and Windward both dated as of February 14, 1997, in each case, as in effect on such date, without amendment; (xi) the purchase of or the payment of Indebtedness of or monies owed by the Company or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business or (xii) customary investment banking fees to Credit Suisse First Boston.

          SECTION 4.13.  Limitation on Indebtedness.
                         --------------------------

          (a) The Company shall not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, after giving pro forma effect thereto, the Consolidated EBITDA Coverage Ratio at the date of such issuance exceeds 2.0 to 1.0 if such Indebtedness is Incurred prior to May 15, 1999 and 2.25 to 1 if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding clause (a), the Company may Incur the following
Indebtedness: (i) Indebtedness Incurred pursuant to the Revolving Credit Facility; provided, however, that after giving pro forma effect to such Incurrence and the application of the net proceeds therefrom the aggregate amount of such Indebtedness outstanding at such time, together with the aggregate amount of all Indebtedness then outstanding and Incurred pursuant to clause (i) of Section 4.18 below shall not exceed the greater of (x) $25 million and (y) the sum of (A) 50% of the gross book value of the inventory of the Company and its Restricted Subsidiaries and (B) 85% of the gross book value of the accounts receivable of the Company and its Restricted Subsidiaries; (ii) Indebtedness owed to and held by a Wholly Owned or Foreign Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Subsidiary ceasing to be a Wholly Owned or Foreign Subsidiary or any transfer of such Indebtedness (other than to a Wholly Owned or Foreign Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness by the Company; (iii) the Notes and the Exchange Notes; (iv) Indebtedness (other than Indebtedness described in clause (i), (ii), or (iii) above) outstanding on Issue Date; (v) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (iii),
(iv) or (viii) or this clause (v) or pursuant to clause (v) of Section 4.18 below; (vi) obligations of the Company pursuant to (A) interest rate swap or similar agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such interest rate contracts relate and (B) foreign exchange or commodity hedge, exchange or similar agreements designed to protect the Company against fluctuations in foreign currency exchange rates or commodity prices in respect of foreign exchange or commodity exposures Incurred by the Company in the ordinary course of its business; (vii) Indebtedness of the Company consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted under this Indenture; (viii) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness in an aggregate principal amount, together with the principal amount of Indebtedness Incurred pursuant to clause (x) of Section 4.18, not exceeding $15 million at any one given time outstanding; and (ix) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company then outstanding (other than Indebtedness permitted by clauses (i) through (viii) of this Section or clause (a)) does not exceed $10 million (less the amount of any Subsidiary Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (vii) of Section 4.18).

          (c) Notwithstanding Sections (a) and (b) above, and the provisions of
Section 4.18, the Company shall not, and shall not permit any Restricted Subsidiary to issue any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.13, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

          (e) For purposes of determining amounts of Indebtedness under this covenant, Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

          SECTION 4.14.  Limitation on the Sale or Issuance of Capital Stock of
                         ------------------------------------------------------
                         Restricted Subsidiaries.
                         -----------------------

          The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary (x) would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under
Section 4.10 if made on the date of such issuance, sale or other disposition or
(y) would remain a Restricted Subsidiary or (iv) directors' qualifying shares.

          SECTION 4.15.  Limitation on Other Senior Subordinated Debt.
                         --------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, create, Incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness, other than the Notes, that is subordinate in right of payment to any Senior Indebtedness of the Company or any such Restricted Subsidiary, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes, or the relevant Subsidiary Guarantee, as the case may be.

          SECTION 4.16.  Change of Control.
                         -----------------

          (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.16(b). If at the time of such Change of Control the terms of the Senior Indebtedness of the Company restrict or prohibit the repurchase of Notes pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.16(b) below but in any event within 90 days following any Change of Control, the Company shall obtain the requisite consent under the agreements governing such Senior Indebtedness of the Company to permit the repurchase of the Notes as provided for in Section 4.16(b).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form (as provided for in Exhibit A or B, as appropriate) duly completed, to the Company at the address specified in the notice at least two Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than 3 p.m. New York City time two Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

          (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this

Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.17.  Limitation on Sales of Assets and Subsidiary Stock.
                         --------------------------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

               (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

               (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness of the Company), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary or such Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Subsidiary) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election to the investment by the Company or any Wholly Owned Subsidiary or such Restricted Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined in good faith by the Board of Directors) will be used in the business of the Company and the Wholly Owned Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), in each case within the later of 270 days from the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Notes at par (and any other Senior Subordinated Indebtedness designated by the Company, at a price no greater than par) plus accrued and unpaid interest; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (x) the acquisition by the Company or any Wholly Owned Subsidiary or such Restricted Subsidiary of Tangible Property to be used in the business of the Company and the Wholly Owned Subsidiaries existing on the Issue

     Date or such Restricted Subsidiary or in businesses reasonably related thereto or (y) the prepayment, repayment or purchase of Indebtedness (other than any Disqualified Stock) of the Company (other than Indebtedness owed to a Subsidiary of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or a Subsidiary of the Company), in each case within 270 days from the later of the receipt of such Net Available Cash and the date the offer is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section exceeds $2.5 million. Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this Section 4.17, the following are deemed to be cash or cash equivalents: (x) the express assumption of Indebtedness of the Company or any Restricted Subsidiary and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days of closing the transaction.

          (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to
Section 4.17(a)(ii)(C), the Company shall be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Subordinated Indebtedness of the Company) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.17(c). If the aggregate purchase price of Notes (and any other Senior Subordinated Indebtedness of the Company) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company shall be required to apply the remaining Net Available Cash in accordance with Section 4.17(a)(ii)(D). The Offer shall remain open for a period of 20 Business Days. The Company shall not be required to make an Offer to purchase Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this Section 4.17 if the Net Available Cash available therefor is less than $2,500,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision.

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.17(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least two Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than 3:00 p.m., New York City time, one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis taking into account any other tendered Senior Subordinated Indebtedness which is the subject of such offer (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.18.  Limitation on Indebtedness and Preferred Stock of
                         -------------------------------------------------
                         Restricted Subsidiaries.
                         -----------------------

          The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except: (i) Indebtedness Incurred pursuant to the Revolving Credit Facility or any other revolving credit arrangement; provided, however, that, after giving pro forma effect to such Incurrence and the application of the proceeds therefrom, the aggregate amount of such Indebtedness outstanding at such time, together with the aggregate amount of all Indebtedness then outstanding and issued pursuant to clause (b)(i) of Section 4.13 above, shall not exceed the greater of (x) $25 million and (y) the sum of (A) 50% of the gross book value of the inventory of the Company and its Restricted Subsidiaries and (B) 85% of the gross book value of the accounts receivable of the Company and its Restricted Subsidiaries; (ii) Indebtedness or Preferred Stock issued to and held by the Company or a Wholly Owned or Foreign Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Wholly Owned or Foreign Subsidiary or (B) any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Wholly Owned or Foreign Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Preferred Stock by the issuer thereof; (iii) Acquired Indebtedness of such Restricted Subsidiary; provided that after giving effect to the Incurrence of such Acquired Indebtedness, the Company could incur $1.00 of Indebtedness pursuant to clause (a) under Section 4.13; (iv) Indebtedness or Preferred Stock (other than any described in clause (i), (ii) or (iii)) outstanding on the Issue Date; (v) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause (iii), (iv) or (x) or this clause (v); provided, however, that to the extent such Refinancing Indebtedness Refinances Acquired Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary; (vi) Obligations of a Restricted Subsidiary pursuant to (A) interest rate swap or similar agreements designed to protect such Restricted Subsidiary against fluctuations in interest rates in respect of the Indebtedness of such Restricted Subsidiary to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such interest rate contracts relate and (B) foreign exchange or commodity hedge, exchange or similar agreements designed to protect such Restricted Subsidiary against fluctuations in foreign currency exchange rates or commodity prices in respect of foreign exchange or commodity exposures Incurred by such Restricted Subsidiary in the ordinary course of its business; (vii) Indebtedness consisting of the Subsidiary Guarantees; (viii) Indebtedness of any Restricted Subsidiary consisting of Obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by any Restricted

Subsidiary permitted under this Indenture; (ix) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness in an aggregate principal amount not exceeding, together with the principal amount of Indebtedness Incurred pursuant to clause (viii) of Section 4.13, $15 million at any one given time outstanding; and (x) Indebtedness and Preferred Stock in an aggregate principal amount which, together with any other Indebtedness or Preferred Stock of Restricted Subsidiaries then outstanding (other than Indebtedness or Preferred Stock permitted by clauses (i) through (ix) of this Section) does not exceed $10 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(ix) of Section 4.13).

          SECTION 4.19.  Limitation on Liens Securing Subordinated Indebtedness.
                         ------------------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) upon any of their respective assets or properties now owned or acquired after the date of this Indenture or any income or profits therefrom securing: (i) any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such Indebtedness is so secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be; provided further, that this clause (i) shall not be applicable to any Liens securing any such Indebtedness which became Indebtedness of the Company or a Restricted Subsidiary pursuant to a transaction permitted under
Section 5.01 or Liens securing Acquired Indebtedness and, in each case, which Liens were in existence at the time of such transaction or Incurrence of such Acquired Indebtedness (unless such Indebtedness was Incurred in connection with, or in contemplation of, such transaction or Incurrence) so long as such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets such Liens covered before the consummation of such transaction or Incurrence of such Acquired Indebtedness;
(ii) any assumption, guarantee or other liability of the Company or any Restricted Subsidiary in respect of any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, is equally and ratably secured for so long as such assumption, guaranty or other liability is so secured; provided that, if such subordinated Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly by its terms subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing the assumption, guarantee or other liability of such Subsidiary shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be; provided, further, that this clause (ii) shall not be applicable to Liens securing any such assumption, guarantee or other liability which existed at the time such Subsidiary became a Subsidiary or acquired the assets subject to such Lien and which Liens were in existence at the time of such transaction (unless such assumption, guarantee or other liability was Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or in contemplation of the acquisition of such Assets), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets of such Person or other than the property or assets so acquired, as the case may be.

          SECTION 4.20.  Future Subsidiary Guarantors.
                         ----------------------------

          If, after the Issue Date, any Restricted Subsidiary Incurs any Indebtedness pursuant to clause (i) of Section 4.18 above, the Company shall cause such Restricted Subsidiary to Guarantee the Notes pursuant to a Subsidiary Guarantee and to execute and deliver a supplemental indenture to this Indenture and shall cause all Indebtedness of such Restricted Subsidiary owing to the Company or any other Subsidiary of the Company and not previously discharged (and not pledged under the Revolving Credit Facility) to be converted into Capital Stock of such Restricted Subsidiary (other than Disqualified Stock).

          SECTION 4.21.  Limitation on Designations of Unrestricted
                         ------------------------------------------
                         Subsidiaries.
                         ------------

          (a) The Company may designate any Subsidiary of the Company (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" (a "Designation") only if:

               (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (ii) either (x) the assets of such Subsidiary do not exceed $1,000 or (y) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to fair market value of the Capital Stock of such Subsidiary as determined in good faith by the Board of Directors on such date; and

               (iii) the Company would be permitted under this Indenture to Incur $1.00 of additional Indebtedness pursuant to clause (a) of Section
     4.10 above at the time of Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.10 for all purposes of this Indenture in the Designation Amount. The Company shall not and shall not permit any Restricted Subsidiary to, at any time (A) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (B) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (A) or (B) to the extent permitted under Section 4.10.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

               (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

               (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture and for all purposes of this Indenture shall be deemed to have been Incurred at such time.

          (c) All Designations and Revocations must be evidenced by resolutions of the Board of Directors delivered to the Trustee certifying compliance with the foregoing provisions.

          (d) Notwithstanding the foregoing, no Subsidiary that is a Subsidiary Guarantor as of the Issue Date shall be permitted to become an Unrestricted Subsidiary.


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION


          SECTION 5.01.  Merger, Consolidation and Sale of Assets of the
                         -----------------------------------------------
                         Company.
                         -------

          The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person, unless: (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to Section (a) of Section 4.13;
(iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and if a supplemental indenture is required, an Opinion of Counsel (in no event, however, shall such Opinion of Counsel cover financial ratios, the solvency of any Person or any other financial or statistical data or information), each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          SECTION 5.02.  Successor Corporation Substituted for the Company.
                         -------------------------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

          SECTION 5.03.  Merger, Consolidation and Sale of Assets of Any
                         -----------------------------------------------
                         Subsidiary Guarantor.
                         --------------------

          The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Company would be able to Incur at least $1.00 of Indebtedness pursuant to Section 4.13(a); and (iv) the Company delivers to the Trustee an Officers' Certificate and, if a supplemental indenture is required, an Opinion of Counsel (in no event, however, shall such Opinion of Counsel cover financial ratios, the solvency of any Person or any other financial or statistical data or information), each stating that such consolidation, merger or transfer and, such Subsidiary Guarantee, if any, complies with this Indenture. The provisions of clauses (i), (ii) and (iii) above shall not apply to any one or more transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of Section 4.17 above.

          SECTION 5.04.  Successor Corporation Substituted for Subsidiary
                         ------------------------------------------------
                         Guarantor.
                         ---------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Subsidiary Guarantor in accordance with the foregoing, in which such Subsidiary Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such surviving entity had been named as such.


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES


          SECTION 6.01.  Events of Default.
                         -----------------

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Notes when the same becomes due and payable (whether or not such payment shall be prohibited by Article Ten of this Indenture) and the Default continues for a period of 30 days; or

          (2) the Company defaults in the payment of the principal on any Notes when such principal becomes due and payable (whether or not such payment shall be prohibited by Article Ten), at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control under Section 4.16 or an Offer under Section 4.17); or

          (3) the failure by the Company to comply with its obligations under
     Section 5.01 above; or

          (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 (other than a failure to purchase the Notes), 4.17 (other than a failure to purchase the Notes), 4.18, 4.19, 4.20 and 4.21; or

          (5) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture and which default continues for a period of 60 days after notice; or

          (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of Indebtedness unpaid or accelerated together with the principal amount of any other such Indebtedness which is unpaid or which has been accelerated, exceeds $5.0 million at any time; or

          (7) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

          (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (9) any judgment or decree for the payment of money in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and is not discharged and either (A) an enforcement proceeding has been commenced by any Creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

          (10) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

          However, a default under clause (4), (5) or (9) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02.  Acceleration.
                         ------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, and has not been waived pursuant to Section 6.04, then the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration". Upon any such declaration, such amount shall be immediately due and payable.

          (b) If an Event of Default with respect to Section 6.01(7) or (8) relating to the Company occurs and is continuing with respect to the Company, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

          (c) The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) or 6.01(8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.
                         --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04.  Waiver of Past Defaults.
                         -----------------------

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

          SECTION 6.05.  Control by Majority.
                         -------------------

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further, that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

          SECTION 6.06.  Limitation on Suits.
                         -------------------

          Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense reasonably satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense reasonably satisfactory to the Trustee, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

          SECTION 6.07.  Rights of Holders To Receive Payment.
                         ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.
                         --------------------------

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.
                         --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.
                         ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.
                         ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.


                                 ARTICLE SEVEN

                                    TRUSTEE


          SECTION 7.01.  Duties of Trustee.
                         -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

          (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.02.  Rights of Trustee.
                         -----------------

          Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

     provided, however that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) The Trustee may determine (i) the execution by any Holder of any instrument in writing, (ii) the date of such execution or (iii) the authority of any Person executing the same, in any manner the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

          (i) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03.  Individual Rights of Trustee.
                         ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.
                         --------------------

          The Offering Memorandum and the recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Default.
                         -----------------

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the purchase date pursuant to a Change in Control under Section 4.16 or on the Purchase Date pursuant to an Offer under Section
4.17 and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also shall deliver to the Trustee pursuant to Section 6.01, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

          SECTION 7.06.  Reports by Trustee to Holders.
                         -----------------------------

          Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and (c).

          The Company shall promptly notify the Trustee if the Notes become listed on, or delisted from, any stock exchange and the Trustee shall comply with TIA (S) 313(d).

          SECTION 7.07.  Compensation and Indemnity.
                         --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants, experts and counsel.

          The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

          SECTION 7.08.  Replacement of Trustee.
                         ----------------------

          The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, Etc.
                         --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

          If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.
                         -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Notes.

          SECTION 7.11.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01.  Discharge of Liability on Notes; Defeasance.
                         -------------------------------------------

          (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable at maturity or will be due and payable within 60 days as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, in each case, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.04, 4.05 and 4.08 and Sections 4.10 through 4.21 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and
(8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(iii) or (iv) or Section 5.01(b)(iii). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08, 8.05 and
8.06 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          SECTION 8.02.  Conditions to Defeasance.
                         ------------------------

          The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

          (2) in the case of a deposit of U.S. Government Obligations, the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (3) (x) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and (y) no Event of Default under Section 6.01(7) or (8) shall occur at any time in the period ending on the 123rd day after the date of such deposit (it being understood that the condition set forth in the preceding clause (y) is a condition subsequent which shall not be deemed satisfied until the expiration of such 123-day period, but in the case of the covenant defeasance, the covenants which are defeased under Section 8.01(b)(2) will cease to be in effect unless an Event of Default under Section 6.01(7) or
     (8) occurs during such period);

          (4) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company and the deposit is not prohibited under any Designated Senior Indebtedness;

          (5) neither the deposit nor the defeasance shall result in a default or event of default under any other material agreement to which the Company is a party or by which the Company is bound and neither shall be prohibited by Article 10;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three.

          SECTION 8.03.  Application of Trust Money.
                         --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to
Article 10.

          SECTION 8.04.  Repayment to Company.
                         --------------------

          The Trustee and the Paying Agent shall promptly turn over to the Company, upon delivery of an Officers' Certificate stating that such payment does not violate the terms of this Indenture, any excess money or securities held by them at any time, subject to Section 7.07.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon its written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05.  Indemnity for Government Obligations.
                         ------------------------------------

          The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06.  Reinstatement.
                         -------------

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


          SECTION 9.01.  Without Consent of Holders.
                         --------------------------

          The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or to surrender any right or power conferred upon the Company;

          (6) to add Guarantees with respect to the Notes;

          (7) to secure the Notes; or

          (8) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

          After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 9.02.  With Consent of Holders.
                         -----------------------

          Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Notes;

          (3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Note, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in Section 6.04 or Section 6.07 or the second sentence of this Section;

          (6) amend, modify, change or waive any provision of this Section 9.02;

          (7) modify Articles Ten or Twelve or the definitions used in Articles Ten or Twelve to adversely affect the Holders of the Notes; or

          (8) make any change in any Subsidiary Guarantee that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 9.03.  Effect on Senior Indebtedness.
                         -----------------------------

          No amendment of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness of the Company or any Restricted Subsidiary under Article Ten or Twelve of this Indenture, without the consent of such holder (or its Representative).

          SECTION 9.04.  Compliance with TIA.
                         -------------------

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.05.  Revocation and Effect of Consents.
                         ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          SECTION 9.06.  Notation on or Exchange of Notes.
                         --------------------------------

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.07.  Trustee To Sign Amendments, Etc.
                         -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

          SECTION 9.08.  Payment for Consent.
                         -------------------

          Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE TEN

                                 SUBORDINATION

          SECTION 10.01.  Notes Subordinated to Senior Indebtedness.
                          -----------------------------------------

          The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of the Company, and that each holder of Senior Indebtedness of the Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of the Company in reliance upon the covenants and provisions contained in this Indenture and the Notes. Only Indebtedness of the Company that is Senior Indebtedness of the Company will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured. The terms of the subordination provisions described in this Article Ten shall not apply to payments from money or the proceeds of U.S. Government Obligations in trust by the Trustee for the payment of principal and interest on the Notes pursuant to the provisions described in Article Eight unless such payments were in violation of Designated Senior Indebtedness.

          SECTION 10.02.  No Payment on Notes in Certain Circumstances.
                          --------------------------------------------

          (a) The Company may not, and no other Person on behalf of the Company may pay principal of, premium (if any) or interest on the Notes or make any other payments with respect to the Notes or make any deposit pursuant to the provisions described under Article Eight above and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Designated Senior Indebtedness of the Company is not paid when due beyond any applicable grace period whether at maturity, upon redemption, by declaration or otherwise or (ii) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived in writing and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness of the Company with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (B) because the default giving rise to such Blockage Notice is no longer continuing or (C) because such Designated Senior Indebtedness of the Company has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of the Company or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness of the Company, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period. No default which exists or was continuing on the date of commencement of any Blockage Period with respect to the Designated Senior Indebtedness of the Company shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness of the Company whether or not within a period of 360 consecutive days unless such default shall have been cured or waived in writing for a period of not less than 90 consecutive days. (It being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

          (b) If, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amount of such Senior Indebtedness of the Company held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness of the Company, if any, received from the holders of Senior Indebtedness of the Company (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness of the Company.

          The provisions of this Section shall not apply to any payment with respect to which Section 10.03 would be applicable.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

          SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.
                         ----------------------------------------------

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness of the Company, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness of the Company has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness of the Company.

          (b) To the extent any payment of Senior Indebtedness of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness of the Company or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) If, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder or the Trustee when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amount of Senior Indebtedness of the Company held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness of the Company has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness of the Company.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Indebtedness of the Company shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

          SECTION 10.04. Payments May Be Paid Prior to Dissolution.
                         -----------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the third sentence of Section 10.02(a) or in Section 10.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a), 10.02(b) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

          SECTION 10.05. Subrogation.
                         -----------

          Subject to the payment in full in cash of all Senior Indebtedness of the Company, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness of the Company until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness of the Company by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the application of the provisions of this Article Ten, shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

          SECTION 10.06. Obligations of the Company Unconditional.
                         ----------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          SECTION 10.07. Notice to Trustee.
                         -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness of the Company or a

Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.08. Reliance on Judicial Order or Certificate of
                         --------------------------------------------
                         Liquidating Agent.
                         -----------------

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending so long as such order gives effect to the provisions of this Article 10, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

          SECTION 10.09. Trustee's Relation to Senior Indebtedness.
                         -----------------------------------------

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness of the Company and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness of the Company, the distribution may be made and the notice may be given to their Representative, if any.

          SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
                         of the Company or Holders of Senior Indebtedness.
                         ------------------------------------------------

          No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness of the Company, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.11. Noteholders Authorize Trustee To Effectuate
                         -------------------------------------------
                         Subordination of Notes.
                         ----------------------

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness of the Company and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Company or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness of the Company or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness of the Company or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 10.12. This Article Ten Not To Prevent Events of Default.
                         -------------------------------------------------

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders to take any action or accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders from time to time, of Senior Indebtedness of the Company.

          SECTION 10.13. Trustee's Compensation Not Prejudiced.
                         -------------------------------------

          Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

          SECTION 10.14. Acceleration of Payment of Notes.
                         --------------------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such holders of the acceleration (in the case of the Trustee, only to the extent of its actual knowledge of such holders or the Representative of such holders).


                                 ARTICLE ELEVEN

                                   GUARANTEES


          SECTION 11.01. Unconditional Guarantee.
                         -----------------------

          Each of the Subsidiary Guarantors hereby unconditionally jointly and severally guarantees (such guarantee to be referred to herein as the "Subsidiary Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

          Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor on one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of the Subsidiary Guaranty.

          Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in the Subsidiary Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Noteholder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors hereby agrees that, in the event of default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, called for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce the Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Subsidiary Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          SECTION 11.02. Subordination of Subsidiary Guarantee.
                         -------------------------------------

          The obligations of each Subsidiary Guarantor to the Holders of the Notes and to the Trustee pursuant to the Subsidiary Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article Twelve.

          SECTION 11.03. Severability.
                         ------------

          In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.04. Release of Subsidiary Guarantor from the Subsidiary
                         ---------------------------------------------------
                         Guarantee.
                         ---------

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all of its assets) to an entity which is not the Company or a Subsidiary or Affiliate of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture or pursuant to a foreclosure on the capital stock of such Subsidiary Guarantor in accordance with the Revolving Credit Facility, such Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

          The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04.

          SECTION 11.05.  Limitation on Amount Guaranteed; Contribution by
                          ------------------------------------------------
                          Subsidiary Guarantors.
                          ---------------------

          (a) Anything contained in this Indenture or the Subsidiary Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Subsidiary Guarantor under the Subsidiary Guarantee, such obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (x) in respect of intercompany Indebtedness to Company or other Affiliates of Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor under the Subsidiary Guaranty and (y) under any Guarantee of Subordinated Indebtedness which Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 11.05(a), pursuant to which the liability of such Subsidiary Guarantor under the Subsidiary Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 11.05(b).

          (b) The Subsidiary Guarantors together desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Subsidiary Guarantee. Accordingly, if any payment or distribution is made on any date by any Subsidiary Guarantor under the Subsidiary Guarantee (a "Funding Subsidiary Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Subsidiary Guarantor shall be entitled to a contribution from each of the other Subsidiary Guarantors in the amount of such other Subsidiary Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Subsidiary Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Subsidiary Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Subsidiary Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or
            ---------- --
before such date by all Funding Subsidiary Guarantors under the Subsidiary Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Subsidiary Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Subsidiary Guarantor over the Aggregate Payments of such Subsidiary Guarantor. "Adjusted Maximum Amount" means, with respect to a Subsidiary Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, determined as of such date in accordance with subsection 11.05(a); provided that, solely for purposes of calculating the
                     --------
Adjusted Maximum Amount with respect to any Subsidiary Guarantor for purposes of this subsection 11.05(b), any assets or liabilities of such Subsidiary Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Subsidiary Guarantor. "Aggregate Payments" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Subsidiary Guarantor in respect of the Subsidiary Guarantee (including, without limitation, in respect of this subsection 11.05(b) minus (ii) the aggregate amount of all payments
                            -----
received on or before such date by such Subsidiary Guarantor from the other Subsidiary Guarantors as contributions under this subsection 11.05(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Subsidiary Guarantor. The allocation among Subsidiary Guarantors of their obligations as set forth in this subsection 11.05(b) shall not be construed in any way to limit the liability of any Subsidiary Guarantor under this Indenture or under the Subsidiary Guaranty.

          SECTION 11.06. Waiver of Subrogation.
                         ---------------------

          Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

          SECTION 11.07. Execution of Subsidiary Guarantee.
                         ---------------------------------

          To evidence its guarantee to the Noteholders set forth in this Article Eleven, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee in substantially the form included in Exhibits A and Exhibit B, which shall be endorsed on such Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantee. The Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Subsidiary Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Note on which the Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of such Subsidiary Guarantor.

          SECTION 11.08. Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          Each Subsidiary Guarantor jointly and severally covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing the Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 11.09. Effectiveness of Subsidiary Guarantee.
                         -------------------------------------

          The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such a payment or performance had not been made. If any payments, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstituted and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS


          SECTION 12.01. Subsidiary Guarantee Obligations Subordinated to Senior
                         -------------------------------------------------------
                         Indebtedness of Subsidiary Guarantors.
                         -------------------------------------

          Each Subsidiary Guarantor covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment of obligations by each Subsidiary Guarantor in respect of the Subsidiary Guarantee (its "Subsidiary Guarantee Obligations") shall be made subject to the provisions of this Article Twelve, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all such Subsidiary Guarantor's Subsidiary Guarantee Obligations shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations in respect of such Subsidiary Guarantor's Senior Indebtedness, including principal, premium (if any) or interest (including post-petition interest) thereon, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of such Subsidiary Guarantor's Senior Indebtedness, and that each holder of any Subsidiary Guarantor's Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Subsidiary Guarantor's Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes. Only Indebtedness of a Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor will rank senior to the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the provisions of the Indenture. A Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Subsidiary Guarantor to which it relates. Unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured.

          SECTION 12.02. No Payment on Notes in Certain Circumstances.
                         --------------------------------------------

          (a) No Subsidiary Guarantor may, and no other Person on behalf of such Subsidiary Guarantor may, make any payment with respect to the Subsidiary Guarantee or make any deposit pursuant to Article Eight above (collectively, "pay the Subsidiary Guarantee") if (i) any Designated Senior Indebtedness of such Subsidiary Guarantor or the Company is not paid when due beyond any applicable grace period whether at maturity, upon redemption, by declaration or otherwise or (ii) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor or the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived in writing and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of the Subsidiary Guaranty, including any missed payments. However, a Subsidiary Guarantor may pay the Subsidiary Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness guaranteed by such Subsidiary Guarantor with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of the Subsidiary Guaranty, including any missed payments. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor or the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay the Subsidiary Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice, (B) because the default giving rise to such Blockage Notice is no longer continuing or (C) because such Designated Senior Indebtedness of such Subsidiary Guarantor and the related Designated Senior Indebtedness of the Company has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company, such Subsidiary Guarantor may resume payments on the Subsidiary Guarantee after the end of such Payment Blockage Period including any missed payments. The Subsidiary Guarantee shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness guaranteed by such Subsidiary Guarantor during such period. No default which exists or was continuing on the date of commencement of any Blockage Period with respect to the Designated Senior Indebtedness of a Subsidiary Guarantor or the Company under this Section 12.02 shall be, or shall be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness of such Subsidiary Guarantor whether or not within a period of 360 consecutive days unless such default shall have been cured or waived in writing for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) If, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on such Subsidiary Guarantor's Senior Indebtedness, if any, received from the holders of such Subsidiary Guarantor's Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Subsidiary Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of such Subsidiary Guarantor's Senior Indebtedness.

          The provisions of this Section shall not apply to any payment with respect to which Section 12.03 would be applicable.

          Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company thereafter due or declared to be due shall first be paid in full in cash or before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

          SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc.
                         ----------------------------------------------

          (a) Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Subsidiary Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all of such Subsidiary Guarantor's Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of such Subsidiary Guarantor's Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor, or for the acquisition of such Subsidiary Guarantee for cash or property or otherwise. Upon any such total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor's Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor's Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor's Senior Indebtedness has been paid in full in cash or after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor's Senior Indebtedness.

          (b) To the extent any payment of any Subsidiary Guarantor's Senior Indebtedness (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, such Subsidiary Guarantor's Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) If, notwithstanding the foregoing, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder or the Trustee when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor's Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor's Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor's Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor's Senior Indebtedness.

          (d) The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of such Subsidiary Guarantor's Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Subsidiary Guarantor's obligations hereunder in accordance with Article Five hereof.

          SECTION 12.04. Payments May Be Paid Prior to Dissolution.
                         -----------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments in respect of this Subsidiary Guarantee, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the third sentence of
Section 12.02(a) or in Section 12.07 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a), 12.02(b) and Section 12.03). Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor.

          SECTION 12.05. Subrogation.
                         -----------

          Subject to the payment in full in cash of all Subsidiary Guarantor Senior Indebtedness, the Holders of the Obligations of any Subsidiary Guarantor shall be subrogated to the rights of the holders of such Subsidiary Guarantor's Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to such Subsidiary Guarantor's Senior Indebtedness until the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Subsidiary Guarantor's Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor and the Holders of such Subsidiary Guarantor's Obligations, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Subsidiary Guarantor's Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of such Subsidiary Guarantor's Obligations, on the one hand, and the holders of such Subsidiary Guarantor's Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the application of the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of amounts payable under Senior Indebtedness of any Subsidiary Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

          SECTION 12.06. Obligations of Subsidiary Guarantor Unconditional.
                         -------------------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Subsidiary Guarantors, their respective creditors other than the holders of such Subsidiary Guarantor's Senior Indebtedness, and the Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the Subsidiary Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor other than the holders of such Subsidiary Guarantor's Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Subsidiary Guarantor received upon the exercise of any such remedy.

          SECTION 12.07. Notice to Trustee.
                         -----------------

          Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantee or the Notes pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Subsidiary Guarantor's Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Subsidiary Guarantor or from a holder of such Subsidiary Guarantor's Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of such Subsidiary Guarantor's Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of such Subsidiary Guarantor's Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.08. Reliance on Judicial Order or Certificate of
                         --------------------------------------------
                         Liquidating Agent.
                         -----------------

          Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending so long as such order gives effect to the provisions of this Article Twelve, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of each Subsidiary Guarantor's Senior Indebtedness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

          SECTION 12.09. Trustee's Relation to Subsidiary Guarantor's Senior
                         ---------------------------------------------------
                         Indebtedness.
                         ------------

          The Trustee, any agent of the Trustee and any agent of any Subsidiary Guarantor shall be entitled to all the rights set forth in this Article Twelve with respect to the respective Subsidiary Guarantor's Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of the respective Subsidiary Guarantor's Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of the respective Subsidiary Guarantor's Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of the respective Subsidiary Guarantor's Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Subsidiary Guarantor's Senior Indebtedness.

          Whenever a distribution is to be made or a notice given to holders or owners of any Subsidiary Guarantor's Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

          SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
                         of Subsidiary Guarantors or Holders of Subsidiary
                         -------------------------------------------------
                         Guarantors' Senior Indebtedness.
                         -------------------------------

          No right of any present or future holders of any Subsidiary Guarantor's Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of any Subsidiary Guarantor's Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of such Subsidiary Guarantor's Senior Indebtedness, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Subsidiary Guarantor's Senior Indebtedness, or otherwise amend or supplement in any manner such Subsidiary Guarantor's Senior Indebtedness, or any instrument evidencing the same or any agreement under which such Subsidiary Guarantor's Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Subsidiary Guarantor's Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of such Subsidiary Guarantor's Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other Person.

          SECTION 12.11. Noteholders Authorize Trustee To Effectuate
                         -------------------------------------------
                         Subordination of Notes.
                         ----------------------

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of each Subsidiary Guarantor's Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of each Subsidiary Guarantor's Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of any Subsidiary Guarantor's Senior Indebtedness or their respective Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of any Subsidiary Guarantor's Senior Indebtedness or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 12.12. This Article Twelve Not To Prevent Events of Default.
                         ----------------------------------------------------

          The failure to make a payment on account of Obligations of any Subsidiary Guarantor by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default. Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders to take any action or accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders from time to time, of Senior Indebtedness of any Subsidiary Guarantor.


                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

          SECTION 13.01. TIA Controls.
                         ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02. Notices.
                         -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          HCC Industries Inc.
          4232 Temple City Boulevard
          Rosemead, CA 91770
          Facsimile No.:  (818) 443-9074
          Telephone:  (818) 443-8933
          Attn:  Andy Goldfarb

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Facsimile No.:  (212) 735-2000
          Telephone:  (212) 735-3000
          Attn:  Lou R. Kling, Esq.
                 Howard L. Ellin

          if to the Trustee:

          IBJ Schroder Bank & Trust Company
          One State Street
          New York, NY  10004
          Facsimile No.:  (212) 858-2952
          Telephone No.:  (212) 858-2529
          Attn:  Corporate Finance Trust Services

          Each of the Company, the Subsidiary Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Subsidiary Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03. Communications by Holders with Other Holders.
                         --------------------------------------------

          Holders may communicate pursuant to the TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA (S) 312(c).

          SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

          SECTION 13.05. Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.
                         -----------------------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.07. Legal Holidays.
                         --------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.08. Governing Law.
                         -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          SECTION 13.09. No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10. No Recourse Against Others.
                         --------------------------

          No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 13.11.  Successors.
                          ----------

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. Duplicate Originals.
                         -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          SECTION 13.13. Severability.
                         ------------

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.

                                SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                           Issuer:

                                           HCC INDUSTRIES INC.


                                           By:_______________________________
                                              Name:
                                              Title:


                                           Subsidiary Guarantors:

                                           HERMETIC SEAL CORPORATION


                                           By:_______________________________
                                              Name:
                                              Title:


                                           GLASSEAL PRODUCTS, INC.


                                           By:_______________________________
                                              Name:
                                              Title:

                                           SEALTRON INC.


                                           By:_______________________________
                                              Name:
                                              Title:


                                           SEALTRON ACQUISITION CORP.


                                           By:_______________________________
                                              Name:
                                              Title:


                                           HCC INDUSTRIES INTERNATIONAL


                                           By:_______________________________
                                              Name:
                                              Title:


                                           Trustee:

                                           IBJ SCHRODER BANK & TRUST COMPANY,
                                             as Trustee


                                           By:_______________________________
                                              Name:
                                              Title:

                                                                    EXHIBIT A
                                                                    ---------

     [Each Global Note and Note in definitive form that constitutes a Restricted Security shall bear the following Private Placement Legend on the face thereof until May 6, 1999, unless otherwise agreed by the Company and the Holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED

STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, DATED MAY 6, 1997, EXECUTED AND DELIVERED BY THE COMPANY AND THE GUARANTORS FOR THE BENEFIT OF HOLDERS FROM TIME TO TIME OF SECURITIES. COPIES OF SUCH REGISTRATION RIGHTS AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE.

     Each Global Note shall also bear the following legend on the face thereof:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE (AS DEFINED HEREIN).


                                                            CUSIP No.:

                           HCC INDUSTRIES INC.

                10-3/4% SENIOR SUBORDINATED NOTE DUE 2007


No.                                                                   $

          HCC INDUSTRIES INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _____________________ or registered assigns, the principal sum of _______ Dollars, on May __, 2007.

          Interest Payment Dates:  [May] 15 and [November] 15

          Record Dates:  May 1 and November 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                               HCC INDUSTRIES INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
Dated:  May 6, 1997                               Title:


Certificate of Authentication

          This is one of the 10-3/4% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.


                                               _______________________________,
                                                  as Trustee


Dated:  May 6, 1997                      By:____________________________________
                                                   Authorized Signatory

                          (REVERSE OF SECURITY)

                10-3/4% SENIOR SUBORDINATED NOTE DUE 2007


          1.   Interest.  HCC INDUSTRIES INC., a Delaware corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum increasing by 0.50% per annum at the end of each 90-day period thereafter (up to a maximum of 2% per annum), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 6, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, IBJ Schroder Bank & Trust
               --------------------------
Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.   Indenture and Subsidiary Guarantee.  The Company issued the Notes
               ----------------------------------
under an Indenture, dated as of May 6, 1997 (the "Indenture"), among the Company, Hermetic Seal Corporation, Glasseal Products, Inc., Sealtron Inc., Sealtron Acquisition Corp., HCC Industries International, and the Trustee. This
Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10-3/4% Senior Subordinated Notes due 2007 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $90,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the

Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture.

          5.   Subordination.  The Notes are subordinated in right of payment,
               -------------
in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6.   Redemption.
               ----------

          (a)  Optional Redemption.  Except as set forth in the following
               -------------------
paragraph, the Notes will not be redeemable at the option of the Company prior to May 15, 2002. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                            Redemption
          Period                              Price
          ------                            ----------
          2002............................   105.375%
          2003............................   103.583%
          2004............................   101.792%
          2005 and thereafter.............   100.000%

          (b)  Optional Redemption Upon Public Equity Offerings.  In addition,
               ------------------------------------------------
at any time and from time to time prior to May 15, 2000, the Company may redeem in the aggregate up to $20 million of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.75% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $70 million aggregate principal amount of the Notes must remain outstanding after each such redemption.

          In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          7.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1000.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

          8.   Offers to Purchase.  Sections 4.16 and 4.17 of the Indenture
               ------------------
provide that, in the event of certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement (as defined in the Indenture), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10-3/4% Senior Subordinated Exchange Notes due 2007 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments if such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          10.  Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period of 15 days before the mailing of a notice of redemption.

          11.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          12.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          13.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          14.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          15.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          16.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          17.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the

Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          18.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          19.  No Recourse Against Others.  No stockholder, director, officer,
               --------------------------
employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          20.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          21.  Governing Law.  The Laws of the State of New York shall govern
               -------------
this Note and the Indenture, without regard to principles of conflict of laws.

          22.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          23.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          24.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          25.  Holders' Compliance with Registration Rights Agreement.  Each
               ------------------------------------------------------
Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: HCC INDUSTRIES INC., 4232 Temple City Boulevard, Rosemead, CA 91770, Attn: Christopher Bateman.

          [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE]

                           SUBSIDIARY GUARANTEE


          Hermetic Seal Corporation, Glasseal Products, Inc., Sealtron Inc., Sealtron Acquisition Corp., and HCC Industries International (the "Subsidiary Guarantors"), have each jointly and severally unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth and are senior subordinated obligations of each Subsidiary Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

          No stockholder, officer, director or incorporator, as such, past, present or future, of each Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                               HERMETIC SEAL CORPORATION


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:

                                               GLASSEAL PRODUCTS, INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               SEALTRON INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               SEALTRON ACQUISITION CORP.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:

                                                  HCC INDUSTRIES INTERNATIONAL


                                                  By:__________________________
                                                     Name:
                                                     Title:


                                                  By:__________________________
                                                     Name:
                                                     Title:

                                ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________   Signed:______________________________________________
                                            (Sign exactly as your name
                                            appears on the other side of
                                            this Note)

Signature Guarantee:____________________________

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 6, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                               [Check One]
                                ---------

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities
          Act; or

(3)  __   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United States to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act; or

(5)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  __   pursuant to an effective registration statement under the Securities
          Act; or

(7)  __   pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated: ___________________  Signed:_____________________________________________
                                             (Sign exactly as name
                                             appears on the other side
                                             of this Security)

Signature Guarantee:____________________________________________________________


           TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: _____________________      _____________________________________________
                                          NOTICE: To be executed by
                                                  an executive officer

                   [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

               Section 4.16 [     ]
               Section 4.17 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated:__________________          _____________________________________________
                                       NOTICE: The signature on this
                                       assignment must correspond with
                                       the name as it appears upon the
                                       face of the within Note in
                                       every particular without alteration
                                       or enlargement or any change
                                       whatsoever and be guaranteed by the
                                       endorser's bank or broker.

Signature Guarantee:____________________________________

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                    EXHIBIT B
                                                                    ---------

                                                         CUSIP No.:

                           HCC INDUSTRIES INC.

                10-3/4% SENIOR SUBORDINATED NOTE DUE 2007


No.                                                                $

          HCC INDUSTRIES INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _____________________ or registered assigns, the principal sum of _______ Dollars, on May 15, 2007.

          Interest Payment Dates:  May 15 and November 15

          Record Dates:  May 1 and November 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                               HCC INDUSTRIES INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
Dated:__________, 1997                            Title:

Certificate of Authentication

          This is one of the 10-3/4% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.


                                             _______________________________,
                                                as Trustee


Dated:__________, 1997                  By:____________________________________
                                                 Authorized Signatory

                          (REVERSE OF SECURITY)

                10-3/4% SENIOR SUBORDINATED NOTE DUE 2007


          1.   Interest.  HCC INDUSTRIES INC., a Delaware corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 0.50% per annum (up to a maximum of 2% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 6, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, IBJ Schroder Bank &
               --------------------------
Trust Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.   Indenture and Guarantee.  The Company issued the Notes under an
               -----------------------
Indenture, dated as of May 6, 1997 (the "Indenture"), among the Company, Hermetic Seal Corporation, Glasseal Products, Inc., Sealtron Inc., Sealtron Acquisition Corp., and HCC Industries International and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 10-3/4% Senior Subordinated Notes due 2007 (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $90,000,000. The Notes include the Initial Notes (the 10-3/4% Senior Subordinated Notes due 2007) and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture.

          5.   Subordination.  The Notes are subordinated in right of payment,
               -------------
in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6.   Redemption.
               ----------

          (a)  Optional Redemption.  Except as set forth in the following
               -------------------
paragraph, the Notes will not be redeemable at the option of the Company prior to May 15, 2002. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:


                                            Redemption
          Period                              Price
          ------                            ----------
          2002............................   105.375%
          2003............................    103.58%
          2004............................    101.79%
          2005 and thereafter.............   100.000%

          (b)  Optional Redemption Upon Public Equity Offerings.  In addition,
               ------------------------------------------------
at any time and from time to time prior to May 15, 2000, the Company may redeem in the aggregate up to $15 million of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.75% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $70 million aggregate principal amount of the Notes must remain outstanding after each such redemption.

          In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          7.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1000.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

          8.   Offers to Purchase.  Sections 4.16 and 4.17 of the Indenture
               ------------------
provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period of 15 days before the mailing of a notice of redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No stockholder, director, officer,
               --------------------------
employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  The Laws of the State of New York shall govern
               -------------
this Note and the Indenture, without regard to principles of conflict of laws.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: HCC INDUSTRIES INC., 4232 Temple City Boulevard, Rosemead, CA 91770, Attn: Christopher Bateman.

       [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE]

                           SUBSIDIARY GUARANTEE


          Hermetic Seal Corporation, Glasseal Products, Inc., Sealtron Inc., Sealtron Acquisition Corp., and HCC Industries International (the "Subsidiary Guarantors"), have each unconditionally guaranteed on a senior subordinated basis (such guarantee by the Subsidiary Guarantors being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth and are senior subordinated obligations of each Subsidiary Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

          No stockholder, officer, director or incorporator, as such, past, present or future, of each Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                               HERMETIC SEAL CORPORATION


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:

                                               GLASSEAL PRODUCTS, INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               SEALTRON INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               SEALTRON ACQUISITION CORP.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:

                                                  HCC INDUSTRIES INTERNATIONAL


                                                  By:__________________________
                                                     Name:
                                                     Title:


                                                  By:__________________________
                                                     Name:
                                                     Title:

                             ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________________  Signed:______________________________________________
                                            (Sign exactly as your name
                                            appears on the other side of
                                            this Note)

Signature Guarantee: ____________________________

(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                   [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

               Section 4.16 [     ]
               Section 4.17 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated:__________________          _____________________________________________
                                       NOTICE: The signature on this
                                       assignment must correspond with
                                       the name as it appears upon the
                                       face of the within Note in
                                       every particular without alteration
                                       or enlargement or any change
                                       whatsoever and be guaranteed by the
                                       endorser's bank or broker.

Signature Guarantee:____________________________________

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       Exhibit C
                                                                       ---------

                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                               ___________, ____

_________________________________
__________________________
__________________________
Attention: ______________________

              Re:  HCC Industries Inc.
                   __% Senior Subordinated Notes due 2007
                   --------------------------------------


Ladies and Gentlemen:

          In connection with our proposed purchase of __% Senior Subordinated Notes due 2007 (the "Notes") of HCC Industries Inc. (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated May 1, 1997 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages 98 and 99 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is three years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a

"qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                                Very truly yours,


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                                       Exhibit D
                                                                       ---------

                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                      -----------------------------------

                                                            ______________, ____

_________________________________
_______________________
_______________________
Attention: ______________________

              Re:  HCC Industries Inc. (the "Company")
                   10-3/4% Senior Subordinated Notes due 2007
                   (the "Notes")
                   ------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                                Very truly yours,

                                                [Name of Transferor]


                                                By:_____________________________
                                                       Authorized Signature

                             CROSS-REFERENCE TABLE

  TIA                         Indenture
Section                        Section
-------                       ---------
310(a)(1).............................................  7.10
   (a)(2).............................................  7.10
   (a)(3).............................................  N.A.
   (a)(4).............................................  N.A.
   (a)(5).............................................  7.08; 7.10
   (b)................................................  7.08; 7.10; 13.02
   (c)................................................  N.A.
311(a)................................................  7.11
   (b)................................................  7.11
   (c)................................................  N.A.
312(a)................................................  2.05
   (b)................................................  13.03
   (c)................................................  13.03
313(a)................................................  7.06
   (b)(1).............................................  N.A.
   (b)(2).............................................  7.06
   (c)................................................  7.06; 13.02
   (d)................................................  7.06
314(a)................................................  4.07; 4.08; 13.02
   (b)................................................  N.A.
   (c)(1).............................................  13.04
   (c)(2).............................................  13.04
   (c)(3).............................................  N.A.
   (d)................................................  N.A.
   (e)................................................  13.05
   (f)................................................  N.A.
315(a)................................................  7.01(b)
   (b)................................................  7.05; 13.02
   (c)................................................  7.01(a)
   (d)................................................  7.01(c)
   (e)................................................  6.11
316(a)(last sentence).................................  2.09
   (a)(1)(A)..........................................  6.05
   (a)(1)(B)..........................................  6.04
   (a)(2).............................................  N.A.
   (b)................................................  6.07
   (c)................................................  9.05
317(a)(1).............................................  6.08
   (a)(2).............................................  6.09
   (b)................................................  2.04
318(a)................................................  13.01

   (c)................................................  13.01

---------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                       2